SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 8, 2004

                       PEGASUS COMMUNICATIONS CORPORATION

               (Exact Name of Registrant as Specified in Charter)




           Delaware                       0-32383                23-3070336
----------------------------     ------------------------    -------------------
(State or Other Jurisdiction     (Commission File Number)    (IRS Employer
      of Incorporation)                                      Identification No.)


      c/o Pegasus Communications Management Company, 225 City Line Avenue,
                   Suite 200, Bala Cynwyd, Pennsylvania 19004
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code: 800-376-0022

          (Former Name or Former Address, if Changed Since Last Report)


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Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

99.1 Pegasus Communications Corporation's press release dated March 8, 2004.

Item 9.  Regulation FD Disclosure.

        Pursuant to indentures relating to notes issued by our subsidiary Pegasus Satellite Communications, Inc., Pegasus Satellite Communications, Inc. is required to provide summarized financial information showing Adjusted Operating Cash Flow (as this term is defined in the indentures). This information is furnished on our website (www.pgtv.com) under the Investor Relations portion of the website under the heading "indenture reporting requirements."

Item 12.    Results of Operations and Financial Condition.

         On March 8, 2004, Pegasus Communications Corporation issued a press release reporting on its financial results for the three and twelve month periods ended December 31, 2003. The press release contains the non-GAAP financial measure free cash flow for our direct broadcast satellite business "DBS free cash flow."

It is important to note that DBS free cash flow is a supplemental non-GAAP measure.

DBS free cash flow is defined as DBS operating profit before depreciation and amortization less DBS deferred subscriber acquisition costs and DBS capital expenditures.

We use DBS free cash flow:
1. as a measurement of liquidity generated by the DBS business and cash available to: a. fund our debt service; b. potentially fund equity dividends; and c. potentially fund other development projects.
2. in assessing our enterprise value and its growth thereof over time, especially as benchmarked against comparable companies in the industry; and
3. in measuring our leverage at various points throughout our capital structure, and improvements made to it over time, especially as benchmarked against comparable companies in the industry.

We believe that investors, analysts, lenders, and other interested parties who follow our industry use DBS free cash flow for the same reasons that we do. Investors, analysts, lenders, and other interested parties who follow our industry rely on DBS free cash flow measures to make informed decisions, especially by benchmarking against comparable companies in the industry. Our ability to reinvest in the DBS business via investments in deferred subscriber acquisition costs and capital expenditures, fund debt service of the enterprise, potentially fund equity dividends, and potentially fund other development projects is largely dependent upon our ability to generate DBS free cash flow.

We believe that the limitation associated with the use of DBS free cash flow, as compared to net increase (decrease) in cash and cash equivalents, is the number of adjustments included in DBS free cash flow. However, we believe this limitation is not significant and is mitigated by the fact that we reconcile DBS free cash flow to the net increase (decrease) in cash and cash equivalents in our earnings press release and on our website.

DBS free cash flow is not, and should not be considered, an alternative to the net increase (decrease) in cash and cash equivalents, or any other measure for determining our liquidity, as determined under generally accepted accounting principles. Although free cash flow is a common measure used by other companies, our calculation of DBS free cash flow may not be comparable with that of others.

A reconciliation of DBS free cash flow to its comparable GAAP measures is included in the attached financial tables. Supplemental detail supporting this reconciliation can be found in the investor relations section of our website (www.pgtv.com).
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PEGASUS COMMUNICATIONS CORPORATION


                                   By  /s/ Scott A. Blank
                                     ------------------------------------------
                                           Scott A. Blank,
                                           Senior Vice President


March 16, 2004
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